Grupo Ángeles Servicios de Salud, S.A. de C.V. Schedule 13D/A

Exhibit 2

Schedule 2

The Reporting Persons effected the transactions in Class A Ordinary Shares on the New York Stock Exchange set forth below. The prices below reflect the price paid by the purchasers per Class A Ordinary Shares on the relevant trade date.

Reporting Person	Type of Transaction	Trade Date	Number of Shares	Price per Share
GASS	Purchase	December 2, 2024	1,143	6.976 (1)
GASS	Purchase	December 3, 2024	3,957	6.975 (2)
GASS	Purchase	December 5, 2024	623	6.950 (3)
GASS	Purchase	December 9, 2024	1,346	6.980 (4)
GASS	Purchase	December 10, 2024	1,065	6.920 (5)
GASS	Purchase	December 11, 2024	14,599	6.949 (6)
GASS	Purchase	December 12, 2024	4,363	6.957 (7)
GASS	Purchase	December 13, 2024	20,977	6.820 (8)
GASS	Purchase	December 16, 2024	3,945	6.702 (9)
GASS	Purchase	December 17, 2024	21,584	6.685 (10)
GASS	Purchase	December 18, 2024	9,928	6.679 (11)
GASS	Purchase	December 19, 2024	17,634	6.638 (12)
GASS	Purchase	December 20, 2024	2,414	6.667 (13)
GASS	Purchase	December 23, 2024	15,624	6.703 (14)
GASS	Purchase	December 26, 2024	40,468	6.771 (15)
GASS	Purchase	December 27, 2024	5,535	6.540 (16)
GASS	Purchase	December 30, 2024	49,869	6.644 (17)
GASS	Purchase	December 31, 2024	11,614	6.767 (18)
GASS	Purchase	January 2, 2025	400	6.950 (19)
GASS	Purchase	January 6, 2025	10	6.8000 (20)
GASS	Purchase	January 7, 2025	993	6.800 (21)
GASS	Purchase	January 8, 2025	50,321	7.026 (22)
GASS	Purchase	January 10, 2025	65,037	7.028 (23)
GASS	Purchase	January 13, 2025	70,773	7.1191 (24)
GASS	Purchase	January 14, 2025	139,840	7.5319 (25)

1.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.950 to $7.000 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (1).

2.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.900 to $6.995 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (2).

3.	Weighted average price. These shares were purchased in multiple transactions at a price of $6.950. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (3).

4.	Weighted average price. These shares were purchased in multiple transactions at a price of $6.980. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (4).

5.	Weighted average price. These shares were purchased in multiple transactions at a price of $6.920. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (5).

6.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.930 to $6.958 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (6).

7.	Weighted average price. These shares were purchased in multiple transactions at a price of $6.957. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (7).

8.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.510 to $6.890 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (8).

9.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.510 to $6.729 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (9).

10.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.590 to $6.744 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (10).

11.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.650 to $6.690 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (11).

12.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.510 to $6.670 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (12).

13.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.640 to $6.790 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (13).

14.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.650 to $6.720 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (14).

15.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.680 to $6.800 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (15).

16.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.510 to $6.730 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (16).

17.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.5100 to $6.7518 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (17).

18.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.700 to $6.800 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (18).

19.	Weighted average price. These shares were purchased in multiple transactions at a price of $6.950. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (19).

20.	Weighted average price. These shares were purchased in multiple transactions at a price of $6.800. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (20).

21.	Weighted average price. These shares were purchased in multiple transactions at a price of $6.800. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (21).

22.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $7.001 to $7.043 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (22).

23.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.995 to $7.100 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (23).

24.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.9500 to $7.2967 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (24).

25.	Weighted average price. These shares were purchased in multiple transactions at prices ranging from $7.2800 to $7.6987 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (25).